Exhibit 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Announces Approval of Lookout Mountain Joint Venture Agreement, and Close of

Private Placement Financing

Coeur d’Alene, Idaho – July 29, 2019 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) announced that it has received final approval from the TSX Venture Exchange (“TSXV” or “Exchange”) for its Lookout Mountain Joint Venture Agreement (the “Joint Venture Agreement”) with PM & Gold Mines, Inc. (PM&G) (“PM&G” and together with Timberline, the “JV Partners”) as previously announced by news release on July 11, 2019.

The Company also announced that it has received final approval from the Exchange to close the final tranche of its previously announced non-brokered private placement (the “Offering”) on a fully subscribed basis. The Offering, which was initially announced on February 8, 2019, consists of up to 6,250,000 units (the “Units”) at a price of US$0.08 per Unit for a total of US$500,000.  Pursuant to Timberline’s July 11, 2019 news release, PM&G has subscribed for a 4.99% ownership position in the Company under the Offering in association with the Agreement.

Steven Osterberg, Timberline’s President and CEO, stated, “With final TSX-V approval of the Joint Venture Agreement with PM&G and concurrent close of the non-brokered Offering, we will begin exploration field work at Lookout Mountain and will initiate certain permitting and pre-development studies. Initial work of the 2-year Phase I plan will culminate with approximately 25,000 feet (7500 m) of drilling yet this year to target expansion of the gold resource. We are excited to further drill test the known high-grade Carlin-style gold zone and we anticipate it will be a focus of the project through feasibility.”

Lookout Mountain Joint Venture Agreement

Further to Timberline’s July 11, 2019 news release (see press release dated July 11, 2019 at http://timberlineresources.co/press-releases) announcing formation of the Lookout Mountain Joint Venture, the JV Partners formed a limited liability company to conduct operations on the Company’s Lookout Mountain Project within the Eureka property pursuant to the Joint Venture Agreement. The project is located on the southern end of the Battle Mountain-Eureka Trend.

Pursuant to the Joint Venture Agreement, PM&G will initially fund exploration and development activities in two stages.  PM&G can earn an initial 51% in the project by expending US$6 million on exploration and development over a 2-year period.  Timberline will manage the joint venture at least through the initial US$6 million Stage I investment.  PM&G has the right to manage the Stage II activities.

After completion of Stage I, Timberline may elect to participate at 49% on a pro rata basis. If Timberline elects not to fund Stage II exploration, PM&G can elect to earn a 70% interest in the Project by funding completion of a feasibility study prepared in accordance with National Instrument 43-101 within 3 years, and Timberline can exercise this option if PM&G elects not to. If neither party elects to exercise the 70% option, subsequent expenditures would be on a pro rata basis unless either party exercises the options described below.

Following completion of its initial (Stage I) $6M contribution in years 1 and 2, PM&G may elect not to proceed with its Stage II obligations, and instead may elect to (among other options) relinquish its interest in the joint venture in exchange for (i) a 10% net profit interest or (ii) a 2% net smelter royalty.  Following completion of PM&G’s Phase II contributions, Timberline may elect to (among other options) relinquish its interest in the joint venture in exchange for (i) a 10% net profit interest or (ii) a 2% net smelter royalty.

The Joint Venture Agreement includes a standard mutual Right of First Refusal (ROFR) pursuant to which either JV Partner will have the right to acquire the other partner’s interest before that interest may be conveyed to a third party on terms no less favorable to the purchasing JV Partner than those proposed to the third party.

Lookout Mountain Work Plans

Stage I work will focus on exploration to expand the near-surface oxide and near-surface to deeper high-grade gold mineralization at Lookout Mountain (see press release dated July 11, 2019 at http://timberlineresources.co/press-releases) from which the Company proposes to develop an updated gold resource estimate prepared in accordance with National Instrument 43-101. Exploration will also test for expansion of gold mineralization outside the existing defined resource.  Initial exploration will include extensive geophysical survey and an estimated 25,000 feet (7500 m) of drilling through the remainder of 2019.

Stage II will focus on advancing the project towards a feasibility study prepared in accordance with National Instrument 43-101 to be completed within a subsequent 3 year period through advancement of the resource to reserves, completion of permitting, hydrological, hydrogeochemical, geotechnical, and metallurgical studies.

Non-brokered Private Placement

The Offering, which was initially announced on February 8, 2019, consists of up to 6,250,000 units (the “Units”) at a price of US$0.08 per Unit for a total of US$500,000, with an over-allotment option to increase the Offering by up to 20%.

In connection with the closing of the final tranche of the Offering, the Company has issued 4,367,441 Units for gross consideration of US$349,395.  In aggregate, under the two tranches of the fully-subscribed Offering, the Company has issued a total of 6,367,441 Units for total consideration of US$509,395.  The Company intends to use the net proceeds of the Offering for working capital, and exploration costs associated with the projects other than Lookout Mountain.

Each Unit in the Offering consists of one share of common stock of the Company and one common share purchase warrant (each a “Warrant”, and together the “Securities”), with each Warrant exercisable to acquire an additional share of common stock of the Company at a price of US$0.14 per share until the Warrant expiration date of March 30, 2022.  No finder’s fees or commissions were paid in relation to the Offering.

The Offering is being completed under Rule 506(b) of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”) solely to persons who qualify as accredited investors and in accordance with applicable United States securities laws.  The Securities are subject to Canadian resale restrictions expiring four months and one day following their issuance.

One insider of the Company participated in the Offering and subscribed for 250,000 Units. Participation by the one insider constitutes a related party transaction as defined under Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The issuance of Securities to the related party is exempt from the formal valuation requirements of Section 5.4 of MI 61-101 pursuant to Subsection 5.5(b) of MI 61-101 and exempt from the minority shareholder approval requirements of Section 5.6 of MI 61-101 pursuant to Subsection 5.7(1)(b) of MI 61-101. The Company did not file a material change report 21 days prior to the closing of the Offering as the details of the participation of insiders of the Company had not been confirmed at that time.

The Securities offered in the Offering have not been registered under the Securities Act or the securities laws of any state of the United States and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.  This press release does not constitute an offer to sell or a solicitation of an offer to buy Securities nor shall there be any sale of the Securities referenced herein in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. The Securities referenced herein have not been approved or disapproved by any regulatory authority.  The Securities are subject to legal restrictions on transfer and resale and investors should not assume they will be able to resell their Securities. Investing in the Securities involves risk, and investors should be able to bear the loss of their investment.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada. These include its 23 square-mile Eureka property, comprising the Lookout Mountain, Windfall, and Oswego projects which lie along three separate structural stratigraphic trends defined by distinct geochemical gold anomalies, as well as being operator of both the Paiute joint venture project with a subsidiary of Barrick Gold, and the Elder Creek joint venture with McEwen Mining.  All of these properties lie on the prolific Battle Mountain-Eureka gold trend.  Timberline also owns the Seven Troughs property in Northern Nevada, which is one of the state's highest-grade former producers. Detailed maps and NI 43-101 estimated resource information for the Eureka property, and NI 43-101 Technical Reports for the Elder Creek and Paiute Projects may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Steven Osterberg, Ph.D., P.G., Timberline’s President and Chief Executive Officer, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended use of proceeds, exercise of warrants, advancement of Timberline’s projects, exploration potential, and the size of the Company’s owned and controlled mineral rights.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2018.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com